Exhibit 10.1

FORM OF VESTING AGREEMENT

THIS VESTING AGREEMENT (this “Agreement”) is entered into by and between PEDEVCO CORP., a Texas corporation (the “Company”), and ____________________, an individual residing in California (the “Executive”), effective as of December __, 2015.

W I T N E S S E T H

WHEREAS, in connection with the transactions proposed as set forth in that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) contemplated to be entered into by the Company and GOM HOLDINGS, LLC, a Delaware limited liability company (“GOM”), the Company desires that the Company and the Executive enter into this Vesting Agreement to provide for the delay and later acceleration of vesting with respect to certain unvested shares of Company restricted common stock held by the Executive under certain conditions as set forth herein;

WHEREAS, the Company has granted to the Executive shares of restricted common stock of the Company which are unvested as of the date hereof (collectively, the “Unvested Stock”);

WHEREAS, the Company and Executive desire to delay any further vesting of certain of the Unvested Stock until the Vesting Event (defined below) as set forth herein in order to delay near-term sales of Unvested Stock upon vesting pursuant to existing “10b5-1” trading plans (the “Trading Plans”); and

WHEREAS, this Agreement shall be effective immediately.

NOW THEREFORE, in consideration of the terms set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Delay of Vesting of Unvested Stock.  Immediately upon the effectiveness of this Agreement, the future vesting of Unvested Stock subject to vesting from January 1, 2016 through June 1, 2016 (the “Delay Period”) in accordance with such Unvested Stock’s original vesting schedules (such Unvested Stock, the “Subject Shares”), held by the Executive shall be delayed, with no further vesting occurring except as provided under this Agreement.  For avoidance of doubt, any previously delayed vesting occurring pursuant to that certain Vesting Agreement entered into by the Executive and the Company, dated May 21, 2015 (the “Prior Vesting Agreement”) that may occur in 2016 shall not be further delayed pursuant to this Agreement, with this Agreement only delaying the vesting of Unvested Stock that would have otherwise vested in accordance with such Unvested Stock’s original vesting schedules during the Delay Period.

2. Acceleration of Vesting of Subject Shares Upon Vesting Event.  Effective upon the second (2nd) trading day following the Company’s public announcement of the Vesting Event, all of the Subject Shares shall immediately become fully-vested (the “Acceleration”).   The Acceleration shall occur on such date even if the Executive is no longer an employee or director of, or service provider to, the Company on such date, and even if vesting is not otherwise permitted under the applicable restricted shares grant agreements or applicable equity incentive plan under which the Subject Shares were issued and granted.

For purposes of this Agreement, the “Vesting Event” shall be defined as the later to occur of the following events:  (i) the receipt of Company shareholder approval as required pursuant to the applicable rules and regulations of the NYSE MKT of the issuance of shares of Company Common Stock upon the conversion of the Series B Convertible Preferred Stock issuable to GOM in the transactions contemplated by the Merger Agreement; and (ii) the approval of the NYSE MKT of the initial listing of the Company’s Common Stock on the NYSE MKT following the consummation of the transactions contemplated by the Merger Agreement, if and as required by applicable rules and regulations of the NYSE MKT.

3. Acceleration of Vesting of Subject Shares Without Vesting Event.  In the event the Merger Agreement is terminated or the Vesting Event has not occurred on or before June 1, 2016, unless otherwise agreed upon in writing by the Company and the Executive, (A) all shares of restricted common stock that would have vested to Executive prior to the date of such termination or June 1, 2016, respectively, will automatically vest in full upon (i) in the event of termination of the Merger Agreement, on the second (2nd) trading day following the Company’s public disclosure of such termination, and (ii) in the event the Vesting Event has not occurred by June 1, 2016, on June 1, 2016, and (B) the original vesting schedules for all Unvested Stock will be reinstated to their original vesting terms.

4. Acceleration of Vesting Upon Termination.  Nothing in this Agreement shall amend or waive any acceleration of vesting of Unvested Stock or options currently provided under the Executive’s current employment agreement with the Company, which provides for acceleration of vesting of Unvested Stock and options upon termination of the Executive’s employment under certain circumstances detailed therein.

5. Conflicting Agreements.  In the event of a conflict between the terms of this Agreement and any applicable restricted shares grant agreements, stock option agreements, or equity compensation plans, governing the Unvested Shares and options, the terms of this Agreement shall govern.

6. Miscellaneous.

6.1 Modification and Waiver.  The provisions, terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance.  The failure of any party at any time to require performance of any provisions hereof shall in no manner affect the right at a later date to enforce the same.  No waiver by any party of any condition, or breach of any provision, term, covenant, representation, warranty or condition contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, warranty or condition of this Agreement.  This Agreement may be modified or amended only by a writing signed by both parties hereto.

6.2 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

6.3 Submission to Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN SAN FRANCISCO COUNTY (AND APPELLATE COURTS THEREOF), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.4 Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.5 Section Captions.  Section, heading and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

6.6 Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

6.7 Interpretation.  No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision.  For purposes of this Agreement: “herein,” “hereby,” “hereunder,” “herewith,” “hereafter,” and “hereinafter” refer to this Agreement in its entirety, and not to any particular section or subsection.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

6.8 Successors; Third Party Beneficiaries.  This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive.  This Agreement is assignable by the Company and shall inure to the benefit of and be binding upon the Company and its successors and assigns.

6.9 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10 Drafting.  Each of the parties hereto acknowledges that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any party hereto because one is deemed to be the author thereof.

6.11 Counsel.   Executive acknowledges that Executive is executing a legal document that contains certain duties, obligations and restrictions as specified herein.  Executive furthermore acknowledges that Executive has been advised of Executive’s right to retain legal counsel, and that Executive has either been represented by legal counsel prior to Executive’s execution hereof or has knowingly elected not to be so represented.

 SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

PEDEVCO CORP., a Texas corporation

By:	/s/
Name
Title

EXECUTIVE: